Exhibit 99.2

Wako completes the acquisition of Asean Australia that adds $22.5 million to top line.

CHICAGO, Nov 10th /PRNewswire-FirstCall/ -- Wako Logistics Group, Inc. ("WLG") (OTC Bulletin Board: WKOL - News) today announced it has completed the acquisition of all the outstanding common stock of Asean Cargo Services Pty Ltd ("Asean").

The acquisition will help WLG to maintain its position as one of the leading air freight forwarders in the trade lane between China and Australia alongside companies such as Exel and Kuehne & Nagel.

About Asean Cargo Service

Founded in 1984 Asean Cargo Services with its Head Office in Sydney, Australia provides a full range of logistics and freight forwarding services to a diverse customer base. The Company maintains offices in Melbourne and representative offices in all of the mainland states in Australia. Additional information on Asean Cargo Services is available at http://www.asean.com.au

About Wako Logistics Group

Wako Logistics Group is a non-asset based third-party logistics and freight transportation provider, offering a broad array of logistics and related services through its subsidiaries and divisions. With more than three decades of experience in international transportation, Wako has established itself as a leading provider of traditional freight forwarding and freight management services in Asia, Australia and North America. Additional information is available at http://www.wakogroup.com/

Forward-looking Statements

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company's growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction, and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlyings or affecting such statements, or for prospective events that may have a retroactive effect.